Exhibit 99.2

NPS Pharmaceuticals, Inc. INVESTOR QUESTIONS AND ANSWERS	DATED 12/23/04

Reasons for the transaction

1)	What are the advantages of this transaction for NPS and its shareholders?

•	Significantly increased cash is available to prepare for the commercial launch of PREOS and to advance our other programs.

•	The transaction is non-dilutive to existing NPS stockholders.

•	Transaction does not increase financial risk of NPS.

•	The Notes are non-recourse to NPS, meaning that under no circumstance is NPS obligated to repay the Notes. The Notes are not convertible into NPS equity.

•	The Notes are redeemable by NPS.

•	NPS still has opportunity to participate in future Sensipar royalties upon redemption of all Notes.

2)	Is NPS giving up all of its Sensipar royalties?

•	The Sensipar royalties will go to note holders until the notes are paid in full. Thereafter, any Sensipar royalties will once again be available to NPS.

Note terms and structure

3)	How much was raised?

•	The financing raised gross proceeds of $175MM. When an interest payment reserve of approximately $14MM and transaction expenses are subtracted, NPS will receive approximately $155 million of cash.

4)	What is the interest expense?

•	The coupon is fixed at 8% per annum; however, if in any year Sensipar net sales exceed an annual predetermined amount a portion of the notes will be redeemed at a premium which would raise the effective interest rate above 8% for that year.

5)	What is the predetermined amount which triggers the payment of a redemption premium and what is the impact of the premium?

•	The redemption premium is dependent on the actual sales level for a given year versus a predetermined sales level. The formula is on page 6 of the Indenture filed with our Form 8-K. A “baseline” annual sales level was established as part of the offering. These annual levels form the basis of the “predetermined amount” referred to here and in our press release of December 23, 2004. Below is a graph which shows the effective interest expense (redemption premium and coupon) over the life of the notes at various percentages of this predetermined sales amount, and a schedule showing what dollar amount of sales these percentages actually represent.

•	The annual predetermined amount which triggers a partial redemption at a premium was determined through negotiation and does not necessarily represent NPS’s perspective on Sensipar’s potential. It instead represents a mechanism to share upside with the note holders in higher revenue scenarios, while preserving a lower cost of capital to NPS in other situations.

*	Effective Interest Expense is defined as (redemption premium paid over par + interest paid)/(principal outstanding) averaged over the life of the notes

“Annual Predetermined Amounts”

Year	50%	80%	100%	150%
2005	45	72	90	136
2006	139	222	277	416
2007	221	353	442	663
2008	302	483	604	905
2009	368	590	737	1,105
2010	410	656	820	1,230
2011	432	691	864	1,296
2012	453	725	906	1,359
2013	475	760	950	1,425
2014	498	797	996	1,494
2015	522	836	1,045	1,567
2016	548	876	1,096	1,643

In millions of dollars. Amounts are rounded.

6)	What are various potential terms of the notes?

•	The term of the notes is dependent on the net sales of Sensipar by Amgen. The table below sets forth, for illustrative purposes only, the potential final maturity (in years From December 22, 2004) of the Notes at given percentages of the baseline.

Note Repayment Profiles (years)

	Percentage of Baseline
	50%	80%	100%	150%	200%	250%
Time to Maturity	9.3	6.3	7.3	5.3	4.3	4.3

7)	Can NPS repurchase the notes?

•	NPS can repurchase the notes at a premium equivalent to whatever premium was or would have been paid based on the preceding four quarters sales of Sensipar. The cost to NPS of repurchase would, therefore, be based on sales performance of Sensipar over the previous year and not on any potential future performance.

8)	Where do the Notes rank in the NPS capital structure?

•	The Notes are issued by the Royalty Sub not NPS. They will appear as debt on the NPS balance sheet for accounting purposes because the financial results of Royalty Sub will be consolidated with NPS’s under applicable accounting rules.

9)	What happens if Sensipar sales exceed expectations?

•	In the event Sensipar sales were to greatly exceed expectations, the notes would be paid off more quickly at the full redemption premium and NPS would then keep all royalties after the note is fully redeemed.

•	This predetermined sales threshold rises every year and is generally above the current Wall Street forecasts we have seen for Sensipar sales for the middle and latter years of Sensipar’s expected patent life.

10)	Who is buying the Notes?

•	This is a private placement with notes sold to major fixed income and structured finance investors.

•	As is customary in these types of transactions, the identities of the purchasers are not disclosed.

11)	Is Amgen backing the Notes?

•	No. The notes are being backed by the royalty stream and the licensed technology. The notes are non-recourse to Amgen.

Impact of the Transaction on NPS

12)	What does this financing mean for the future capital needs at NPS?

•	NPS does not provide financial guidance. However, this is a substantial financing for NPS and we are pleased that equity holders will suffer no dilution as a result of this transaction.

•	NPS believes that with this financing, NPS will have sufficient cash to fully fund the launch of PREOS while also advancing its pipeline.

13)	What are the accounting and tax implications of this transaction?

•	The financial results of Royalty Sub will be consolidated with NPS’s financial results in accordance with applicable accounting rules.

•	From an accounting point of view, NPS will continue to book Sensipar royalties as revenues.

•	NPS will also book the interest and any premium payments on the notes as an expense.

•	Under applicable accounting rules, even though the debt is non-recourse to NPS, the notes will nevertheless be reflected as debt on the NPS consolidated balance sheet.

•	Regarding tax implications, the interest and any premium that the subsidiary pays is deductible by NPS.

14)	Will this transaction affect the achievement of profitability by NPS?

•	There may be some delay due to interest costs associated with the repayment of the notes.

•	Remember, however, that this financing avoids the significant negative effect of equity-based financings on earnings per share because it is non-dilutive.

Cautionary Statement Regarding Forward-Looking Statements

This Investor Questions and Answers (“Q&A”) document dated December 23, 2004 should be read in conjunction with the accompanying Form 8-K filed by the Company with the SEC on December 23, 2004 and the Exhibits thereto. In addition to historical information, this Q&A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those concerning our expectations, beliefs and/or intentions regarding the following: impact of the financing on the commercial launch of PREOS and the advancement of our programs; the maturity date of the Notes; the effective interest rate of the Notes; the amount of the redemption premium payable by NPS; and, Sensipar royalties will again be available to NPS.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. Such risks include, but are not limited to: general economic and market conditions; Amgen’s ability to effectively market and sell Sensipar; Sensipar may be shown to be unsafe and be withdrawn from the marke;, competitors may introduce more efficacious products; risks inherent in our research and development activities, including the successful continuation of our strategic collaborations, the successful completion of our and our collaborator’s clinical trials and commercialization of products, the length, time and cost of obtaining regulatory approvals, expensive and uncertain process of seeking regulatory government reforms and of product pricing and reimbursement levels; technological change and competition; manufacturing uncertainties and dependence on third parties; our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms; our ability to maintain the level of our expenses consistent with our internal budgets and forecasts; and, such other risks described in other documents that we file from time to time with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, our quarterly reports on Form 10-Q and current reports on Form 8-K.

Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this Q&A to conform these statements to actual results or changes in our expectations, except as required by law. You should not place undue reliance on these statements, which apply only as of the date of this Q&A.